                                                                    EXHIBIT 3.26


                                    BYLAWS
                                    ------
                                      OF
                          MERCY DIALYSIS CENTER, INC.
                          ---------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I.     GENERAL

     1.01      Name.....................................................    1
     1.02      Principal and Business Office............................    1
     1.03      Registered Office........................................    1
     1.04      Statutory Reference......................................    1

ARTICLE II.    SHAREHOLDERS

     2.01      Qualifications...........................................    1
     2.02      Voting of Shares.........................................    1
     2.03      Informal Action by Shareholders..........................    1

ARTICLE III.   MEETINGS OF SHAREHOLDERS

     3.01      Annual Meetings..........................................    2
     3.02      Special Meetings.........................................    2
     3.03      Place of Meeting.........................................    2
     3.04      Notice of Meeting........................................    2
     3.05      Waiver of Notice.........................................    3
     3.06      Closing of Transfer Books or Fixing of Record Date.......    3
     3.07      Voting Records...........................................    3
     3.08      Quorum...................................................    4
     3.09      Manner of Acting.........................................    4
     3.10      Conduct of Meetings......................................    4
     3.11      Proxies..................................................    4

ARTICLE IV.    BOARD OF DIRECTORS

     4.01      General Powers...........................................    5
     4.02      Number of Directors......................................    5
     4.03      Qualifications...........................................    5
     4.04      Tenure...................................................    5
     4.05      Resignation and Removal..................................    5
     4.06      Vacancies................................................    5
     4.07      Compensation.............................................    5
     4.08      Voting Rights............................................    6
     4.09      Informal Action by Directors.............................    6

ARTICLE V.     MEETINGS OF BOARD OF DIRECTORS

     5.01      Regular Meetings..........................................  6
     5.02      Special Meetings..........................................  6
     5.03      Notice....................................................  6
     5.04      Waiver of Notice..........................................  7
     5.05      Quorum....................................................  7
     5.06      Manner of Acting..........................................  7
     5.07      Conduct of Meetings.......................................  7
     5.08      Tie Vote at Directors' Meetings...........................  7
     5.09      Presumption of Assent.....................................  7

ARTICLE VI.    OFFICERS

     6.01      Number....................................................  8
     6.02      Election and Term of Office...............................  8
     6.03      Resignation and Removal...................................  8
     6.04      Vacancies.................................................  8
     6.05      President.................................................  8
     6.06      The Vice-President........................................  9
     6.07      The Secretary.............................................  9
     6.08      The Treasurer............................................. 10
     6.09      Assistant Secretaries and Assistant Treasurers............ 10
     6.10      Other Assistants and Acting Officers...................... 10
     6.11      Compensation.............................................. 10

ARTICLE VII.   COMMITTEES

     7.01      Committees................................................ 10

ARTICLE VIII.  CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL
               CORPORATE ACTS

     8.01      Contracts................................................. 11
     8.02      Loans..................................................... 11
     8.03      Checks, Drafts, etc....................................... 11
     8.04      Deposits.................................................. 12
     8.05      Voting of Securities Owned by This Corporation............ 12

ARTICLE IX.    CERTIFICATES FOR SHARES AND THEIR TRANSFER

     9.01      Certificates for Shares................................... 12
     9.02      Records................................................... 12
     9.03      Ownership................................................. 13
     9.04      Transfer of Shares........................................ 13
     9.05      Restrictions on Transfer.................................. 13
     9.06      Lost, Destroyed or Stolen

               Certificates................................................  13
     9.07      Consideration for Shares....................................  13
     9.08      Stock Regulations...........................................  14

ARTICLE X.     OFFICERS AND DIRECTORS: LIABILITY
               AND INDEMNITY: TRANSACTIONS WITH CORPORATION

     10.01     Indemnification and Liability of Directors and Officers.....  14
     10.02     Determination of Right to Indemnification...................  14
     10.03     Transactions with the Corporation...........................  14
     10.04     Reimbursement of Disallowed Expense.........................  15

ARTICLE XI.    FISCAL YEAR

     11.01     Fiscal Year.................................................  15

ARTICLE XII.   SEAL

     12.01     Seal........................................................  15

ARTICLE XIII.  AMENDMENTS

     13.01     Amendment of Articles of Incorporation......................  15
     13.02     Amendment of Bylaws.........................................  15

                                    BYLAWS
                                    ------

                                      OF
                                      --

                          MERCY DIALYSIS CENTER, INC.
                          --------------------------

                              ARTICLE I. GENERAL

     1.01      Name. The name of the corporation is:
               ----

                          MERCY DIALYSIS CENTER, INC.

     1.02      Principal and Business Offices.  The principal and business
               ------------------------------
office of the corporation shall initially be located at 1000 Mineral Point Avenue, Janesville, Wisconsin, 53545. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.03.     Registered Office.  The registered office of the corporation
               -----------------
required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin shall initially be von Briesen & Purtell, S.C., 411 East Wisconsin Avenue, Suite 700, Milwaukee, Wisconsin 53202.

     1.04.     Statutory Reference. This corporation is organized under the
               -------------------
Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.


                           ARTICLE II.  SHAREHOLDERS

     2.01.     Qualifications. There are no qualifications to becoming a
               --------------
shareholder.

     2.02.     Voting of Shares. Each outstanding share shall be entitled to one
               ----------------
voter upon each matter submitted to a vote at a meeting of shareholders or otherwise.

     2.03.     Informal Action By Shareholders. Any action required or permitted
               -------------------------------
by the articles of incorporation or bylaws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                    ARTICLE III.  MEETINGS OF SHAREHOLDERS

     3.01.  Annual Meetings. The annual meeting of the shareholders shall be
            ---------------
held at the call of the President each year during the month of January or at such other time and date within thirty days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment there of, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

     3.02.  Special Meetings. Special meetings of the shareholders, for any
            ----------------
purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors or by the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.

     3.03.  Place of Meeting. The Board of Directors may designate any place,
            ----------------
either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     3.04.  Notice of Meeting. Written notice stating the place, day and hour of
            -----------------
the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (unless a longer period is required by law) nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

     3.05   Waiver of Notice. Whenever any notice is required to be given to any
            ----------------
shareholder of the corporation under the articles of incorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

     3.06.  Closing of Transfer Books or Fixing of Record Date. For the purpose
            --------------------------------------------------
of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     3.07.  Voting Records. The officer or agent having charge of the stock
            --------------
transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     3.08.     Quorum.  Except as otherwise provided in the articles of
               ------
incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     3.09.     Manner of Acting.  The act of a majority of the shares entitled
               ----------------
to vote and present at a meeting at which a quorum is present shall be the act of the shareholders, unless the act by a greater number is required by law or by the articles of incorporation or these bylaws.

     3.10      Conduct of Meetings.   Except to the extent the Board of
               -------------------
Directors may otherwise provide, the President, and in his absence, the Vice-President, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

     3.11      Proxies.   At all meetings of shareholders, a share holder
               -------
entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact (except as restricted by law). Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

                        ARTICLE IV.  BOARD OF DIRECTORS

     4.01.     General Powers.  The business and affairs of the corporation
               --------------
shall be managed by its Boards of Directors.

     4.02.     Number of Directors.  The number of directors of the corporation
               -------------------
initially shall be five (5). The shareholders may, by resolution, change the number of directors. Such changes in the number of directors shall take place upon an affirmative vote by a majority of the shares entitled to vote taken at a meeting called for that purpose.

     4.03.     Qualifications.  There are no qualifications to becoming a
               --------------
director. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

     4.04.     Tenure.  Each director shall hold office until the next annual
               ------
meeting of shareholders and until his successor shall have been elected, or until his prior death, resignation or removal.

     4.05.     Resignation and Removal.  A director may resign at any time by
               -----------------------
submitting his written resignation to the President or Secretary of the corporation. Any director may be removed from office at any time by the affirmative vote of the number of shares required for the election of directors taken at a meeting of the shareholder(s) called for that purpose.

     4.06.     Vacancies.  Any vacancy occurring in the Board of Directors,
               ---------
including a vacancy created by an increase in number of directors, may be filled until the next succeeding annual election by the affirmative vote of the number of votes required for election of directors.

     4.07.     Compensation.  The Board of Directors, by affirmative vote of a
               ------------
majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employes and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers, and employes to the corporation.

     4.08.  Voting Rights.  Any reference in these Bylaws or the Articles of
            -------------
Incorporation to directors shall, unless otherwise stated, refer to the directors with voting rights.

     4.09.  Informal Action by Directors. Any action required or permitted by
            ----------------------------
the articles of incorporation or bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

                   ARTICLE V.  MEETINGS OF BOARD OF DIRECTORS

     5.01.  Regular Meetings.  A regular meeting of the Board of Directors
            ----------------
shall be held without other notice than this bylaw immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

     5.02.  Special Meetings. Special meetings of the Board of Directors may be
            ----------------
called by or at the request of the President, Secretary or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

     5.03.  Notice.  Notice of each meeting of the Board of Directors (unless
            ------
otherwise provided in or pursuant to section 5.01) shall be given to each director. Such notice may be given: (i) by written notice delivered personally or mailed or given by telegram, cable or radiogram to such director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, or (ii by word of mouth, telephone or radiophone personally to such director. Such notice shall be: (a) not less than 72 hours prior thereto if by mail, and (b) not less than 48 hours prior thereto if by telegram, cable, radiogram, personal delivery, telephone, radio phone, or word of mouth. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, cable or radiogram, such notice shall be deemed to be delivered when the telegram, cable or radiogram is delivered to the transmitting agency. Such notice shall state the time, date, and place of the meeting and the purpose or general nature of the business to be transacted.

     5.04.  Waiver of Notice.  Whenever any notice is required to be given to
            ----------------
any director of the corporation under the articles of incorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects there at to the transaction of any business because the meeting is not lawfully called or convened.

     5.05.  Quorum.  Except as otherwise provided by law or by the articles of
            ------
incorporation or these bylaws, a majority of the number of directors as provided in Section 4.02 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

     5.06.  Manner of Acting. The act of the majority of the directors present
            ----------------
at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these bylaws.

     5.07.  Conduct of Meetings. The President, and in his absence, the Vice-
            -------------------
President, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

     5.08.  Tie Vote at Directors' Meetings. At all meetings of the Board of
            -------------------------------
Directors all questions shall be decided by a majority of votes, but, in case of an equality of votes, the president shall have a second or deciding vote.

     5.09.  Presumption of Assent. A director of the corporation who is present
            ---------------------
at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                            ARTICLE VI.  OFFICERS

     6.01.  Number.  The principal officers of the corporation shall be a
            ------
President, a Vice-President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice-President.

     6.02.  Election and Term of Office.  The officers of the corporation to be
            ---------------------------
elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

     6.03.  Resignation and Removal.  An officer may resign at any time by
            -----------------------
submitting his written resignation to the President or Secretary of the corporation. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     6.04.  Vacancies.  A vacancy in any principal office because of death,
            ---------
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     6.05.  President.  The President shall be the chief executive officer of
            ---------
the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice-President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     6.06.  The Vice-President.  In the absence of the President or in the event
            ------------------
of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice-President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

     6.07.  The Secretary. The Secretary shall: (a) keep the minutes of the
            -------------
meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and, if the corporation has a seal, of the seal of the corporation and see that the seal of the corporation, if any, affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

     6.08.  The Treasurer.  The Treasurer shall:  (a) have charge and custody of
            -------------
and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 8.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     6.09.  Assistant Secretaries and Assistant Treasurers.  There shall be such
            ----------------------------------------------
number of Assistants Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors , give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general , shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

     6.10.  Other Assistants and Acting Officers.  The Board of Directors shall
            ------------------------------------
have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

     6.11.  Compensation.  The salaries of the principal officers shall be fixed
            ------------
from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                           ARTICLE VII.  COMMITTEES

     7.01.  Committees.  The Board of Directors by resolution adopted by the
            ----------
affirmative vote of the directors, as required by section 5.06 of Article V, may designate one or more committees, each committee to consist of two (2) or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or ammended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

                    ARTICLE VIII.  CONTRACTS, LOANS, CHECKS
                     AND DEPOSITS: SPECIAL CORPORATE ACTS

     8.01.  Contracts.  The Board of Directors may authorize any officer or
            ---------
officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice-Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

     8.02.  Loans.  No indebtedness for borrowed money shall be contracted on
            -----
behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     8.03.  Checks, Drafts, etc.  All checks, drafts or other orders for the
            -------------------
payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

     8.04.  Deposits. All funds of the corporation not otherwise employed shall
            --------
be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

     8.05.  Voting of Securities Owned by This Corporation.  Subject always to
            ----------------------------------------------
the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this cor-poration may be voted at any meeting of security holders of such other corporation by the President of this corporation if he be present, or in his absence by any Vice-President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of any Vice-President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice-Presidents of this corporation, without necessity of any authorization by the Board of Directors, countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

            ARTICLE IX.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     9.01.  Certificates for Shares.  Certificates representing shares of the
            -----------------------
corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

     9.02.  Records.  The Secretary of the corporation shall keep or cause to
            -------
be kept a stock record in which shall be registered the name and address of all persons to whom shares are issued, with the number of shares and date of issue, and with the name and address of any transferee and the date of transfer.

     9.03.  Ownership.  Prior to due presentment of a certificate for shares
            ---------
for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person whether or not it shall have express notice thereof, except as expressly provided by law.

     9.04.  Transfer of Shares.  Where a certificate for shares is presented to
            ------------------
the corporation with a request to register for transfer by the registered owner thereof, or by his attorney duly appointed in writing or by his duly appointed legal representative, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

     9.05.  Restrictions on Transfer.  Transfer of shares of the corporation
            ------------------------
may be restricted by agreement between the shareholder(s) and the corporation. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

     9.06.  Lost, Destroyed or Stolen Certificates.  Where the owner claims
            --------------------------------------
that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

     9.07.  Consideration for Shares.  The shares of the corporation may be
            ------------------------
issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

     9.08.   Stock Regulations. The Board of Directors shall have the power and
             -----------------
authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                 ARTICLE X.  OFFICERS AND DIRECTORS: LIABILITY
                 AND INDEMNITY: TRANSACTIONS WITH CORPORATION

     10.01.  Indemnification and Liability of Directors and Officers.  The
             -------------------------------------------------------
liability and indemnification of officers and directors for acts and/or omissions of such individuals in their roles as officers or directors shall be determined according to Chapter 180 of the Wisconsin Statutes provided that the Directors may, by a majority vote, extend the indemnification protections in Chapter 180 of the Wisconsin Statutes to other agents or employees of the corporation.

     10.02.  Determination of Right to Indemnification.  The right of an officer
             -----------------------------------------
or director to indemnification hereunder shall be determined by the Board of Directors of the corporation at a meeting properly held under these Bylaws. The decision to extend or withhold indemnification shall be made by a majority of the Board members with voting rights. The officer or director seeking indemnification shall not have a right to vote on the matter. The officer or director seeking indemnification must request such indemnification from the corporation in writing.

     10.03.  Transactions with the Corporation.  The Board of Directors may
             ---------------------------------
from time to time authorize transactions by directors, officers, and employees with the corporation, and may authorize lending money and granting credit of the corporation to or for the use of such directors, officers, and employees, providing that the directors who vote for or assent to the making of a loan to a director or officer of the corporation shall be jointly and severally liable to the corporation for the amount of such loan until the repayment thereof, unless such directors shall sustain the burden of proof that such loan was made for a proper business purpose.

     Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     10.04.  Reimbursement of Disallowed Expense.  In the event any payment
             -----------------------------------
(either as compensation, interest, rent, expense reimbursement or otherwise) to any officer, director or share holder which is claimed as a deduction by this corporation for federal income tax purposes shall subsequently be determined not to be deductible in whole or in part by this corporation, such officer, director, or shareholder as the case may be, shall reimburse the corporation for the amount of such payment so disallowed provided that this provision shall not apply to any expense where the Board, in its sole discretion, determines such disallowance (including any concession of such issue by the corporation in connection with the settlement of other issues in a disputed case) manifestly unfair and contrary to the facts. For purposes of this provision, any such payment shall be determined not to be deductible when and only when either (a) the same may have been determined by a court of competent jurisdiction and either the corporation shall not have appealed from such determination or the time for perfecting an appeal shall have expired or (b) such disallowed deduction shall constitute or be contained in a settlement with the Internal Revenue Service which settlement may have been authorized by the Board of Directors.

                           ARTICLE XI.  FISCAL YEAR

     11.01.  Fiscal Year.  The fiscal year of the corporation shall be the
             -----------
calendar year.

                              ARTICLE XII.  SEAL

     12.01.  Seal.  The corporation shall not have a corporate seal.
             ----

                           ARTICLE XIII.  AMENDMENTS

     13.01.  Amendment of Articles of Incorporation.  The Articles of
             --------------------------------------
Incorporation of this corporation may be altered or amended in the manner authorized by law at the time of such amendment.

     13.02.  Amendment of Bylaws. These Bylaws may be altered, amended, or
             -------------------
repealed and new Bylaws may be adopted only by the shareholders by affirmative vote of not less than a majority of the shares present or represented by proxy at any annual meeting or at any special meeting of the shareholders duly called for the purpose of amending these Bylaws at which there is a quorum present as provided in these Bylaws.

                   _____________________________________


     These Bylaws were adopted by consent resolution signed by all of the shareholders and dated the 30th day of October, 1987


                                               /s/ Michael J. Carbon
                                              ______________________________
                                              Secretary

                     CONSENT OF ALL OF THE SHAREHOLDERS OF
                      NEW YORK DIALYSIS MANAGEMENT, INC.
                              IN LIEU OF MEETING
                     -------------------------------------


     The undersigned, being all of the Shareholders of the above-captioned corporation (the "Corporation"), do hereby authorize and consent in lieu of meeting to the adoption of the following resolutions:


     RESOLVED, that the first sentence of Section 1 of Article V of the Corporation's By-Laws is hereby amended to read as follows:


               "The number of directors shall be five."

     RESOLVED, that the following named persons are hereby elected as directors of the Corporation to serve until their successors shall be elected and shall qualify.

               Paul Balter, M.D.
               Michael J. Carbon, M.D.
               Robert M. Dodge
               Craig W. Moore
               Arthur M. Morris, M.D.


     The undersigned hereby waive notice of the amendment of the By-laws of the corporation.

Dated: May 1, 1991



/s/ Arthur M. Morris, M.D.                   /s/ Michael J. Carbon, M.D.
--------------------------------------       -----------------------------------
Arthur M. Morris, M.D.                       Michael J. Carbon, M.D.


/s/ Paul Balter, M.D.                        /s/ Ashutosh Gupta
---------------------------------------      -----------------------------------
Paul Balter, M.D.                            Ashutosh Gupta

/s/ Douglas G. Mufuka                       /s/ G. Dunea
-------------------------------             -----------------------------------
Douglas G. Mufuka, M.D.                     George Dunea, M.D.


/s/ Craig W. Moore                          /s/ Robert M.  Dodge
-------------------------------             -----------------------------------
Craig W. Moore                              Robert M. Dodge


/s/ Thomas Golubski, M.D.                   /s/ Arthur G. Lawrence
-------------------------------             ------------------------------------
Thomas Golubski, M.D.                       Arthur G. Lawrence, M.D.


/s/ Naresh Julka                            /s/ Robert C. Muehrcke
-------------------------------             ------------------------------------
Naresh Julka, M.D.                          Robert C. Muehrcke, M.D.


/s/ Sandra L. Gadson, M.D.                  /s/ Martin Finn, M.D.
-------------------------------             -----------------------------------
Sandra L. Gadson, M.D.                      Martin Finn, M.D.